UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2019

CHESAPEAKE LODGING TRUST

(Exact name of Registrant as specified in its charter)

Maryland	001-34572	27-0372343
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Wilson Boulevard, Suite 625, Arlington, VA		22203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (571) 349-9450

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange On Which Registered
Common Shares of Beneficial Interest, $.01 par value	CHSP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

A special meeting of shareholders of Chesapeake Lodging Trust, a Maryland real estate investment trust (the “Trust”), was held on September 10, 2019 (the “Special Meeting”) to vote on the proposals set forth in in the definitive proxy statement / prospectus dated July 26, 2019 and first mailed to the Trust’s shareholders on July 29, 2019. A total of 53,204,503 of the Trust’s common shares of beneficial interest, $0.01 par value per share (“Common Shares”), out of a total of 60,765,796 outstanding Common Shares entitled to vote as of the record date of July 25, 2019 (the “Record Date”), were present in person or represented by proxy at the Special Meeting. A summary of the voting results for the proposals is set forth below. There were no broker non-votes with respect to any of the proposals.

Proposal 1

At the Special Meeting, the Trust’s shareholders voted on a proposal (the “Merger Proposal”) to approve the merger (the “Merger”) of the Trust with and into a subsidiary of Park Hotels & Resorts Inc. (“Park”) pursuant to the Agreement and Plan of Merger, dated as of May 5, 2019 (the “Merger Agreement”), by and among Park, PK Domestic Property LLC, an indirect subsidiary of Park (“Domestic”), PK Domestic Sub LLC, a wholly-owned subsidiary of Domestic, and the Trust, as it may be amended from time to time (the “Merger Proposal”), on the terms and subject to the conditions set forth in the Merger Agreement. The votes on this proposal were as follows:

For	Against	Abstain
52,738,921	274,830	190,752

Proposal 2

At the Special Meeting, the Trust’s shareholders voted on a non-binding advisory proposal to approve compensation that may be paid or become payable to the Trust’s named executive officers in connection with the Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement. The votes on this proposal were as follows:

For	Against	Abstain
25,838,194	27,165,387	200,922

Because there were sufficient votes at the Special Meeting to approve the Merger Proposal, shareholder action on a third proposal, to approve one or more adjournments of the Special Meeting, if necessary or appropriate, for the purpose of soliciting additional votes in favor of the Merger Proposal, was not required and no vote was taken on that proposal.

Item 8.01.	Other Events.

On September 10, 2019, the Trust issued a press release announcing the voting results of the Special Meeting. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release, dated September 10, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2019	CHESAPEAKE LODGING TRUST

	By:	/s/ Graham J. Wootten
Graham J. Wootten
Senior Vice President and Chief Accounting Officer